Exhibit 99.1

 2025  First Quarter  Update  (OTCQX: FMCB)  April 30, 2025

 (FMCB)  Our Story  Founded in 1916; Headquartered in Lodi, CA  Serving Central California; 33 locations; 380 employees  Expertise in Ag Lending >100 years; 15th largest in US  Uniquely located in premier region; CA 4th largest economy in the world  Strategic focus on superior client service; steady profitable growth  Serve our constituents – customers, shareholders, communities, employees  Assets  $5.7bn  RBC 15.23%  NIM 4.20%  TCE 10.40%  ROA 1.70%  ROE 15.65%  Full compliment of products & services; commercial middle market; relationship driven  Expanded into San Francisco Bay Area in 2013  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Note: All figures as of March 31, 2025

 (FMCB)  #1 Performing Bank in the U.S. in 2022 and #2 in 2023  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Our Geographic Markets  Market Area Metrics:  Population of 6.6 million  GDP of $539 billion  Median household income of $97,861  Diversified industries  Territory stretches 100 miles north to south and 60 miles east to west  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  History of Steady & Reliable Growth  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Balance Sheet Highlights  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Earnings Highlights  NIM is on a tax equivalent basis  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Returns and Capital Position  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Liquidity Position  Investment portfolio as of 3/31/25: $1.3 billion  Tax Equivalent Yield – 3.25%  Weighted Average Life – 10.7 years  Effective Duration – 6.2 years  Q1-25 purchases of $33.2 million (Avg. Yield of 5.83%; WAL of 8.3 years)  No other borrowings as of 3/31/25  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Composition of Loans & Deposits  As of March 31, 2025  Loan composition – 58% fixed; 42% variable  Loan-to-deposit ratio – 72.23% as of 3/31/25  Cost of average total deposits – 1.17% for Q1-25  Cost of total interest bearing deposits – 1.73% for Q1-25  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Our Expertise in Agriculture  15th largest Ag lender in the US as of 12/31/24  Uniquely located in the premier agricultural region of the Central Valley from a climate, soil and water perspective  Ag lender for over 100 years  Diversified Ag portfolio  Ag related lending is $1.3 billion or 27.7% of our loan portfolio as of 3/31/25  Ag related deposits of $312.9 million or 6.29% of deposits as of 3/31/25  Strong credit culture  Net recoveries totaled $2K over the last 10 years from 2015 to 2024  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  CRE & Construction Portfolio  CRE & Construction portfolio represents 42.9% of total loan portfolio as of 3/31/25  Operate below the regulatory thresholds of 100% for construction and 300% for total CRE; as of 3/31/25:  Construction concentration – 28.9%  Total CRE concentration – 164.5%  Well-diversified; strong credit culture  Net charge-offs of $170,000 for CRE and zero for construction over the last 5 years from 2020 to 2024  No non-performing loans  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Credit Quality  Net recoveries of $3.0 million over the last 10 years (2015-2024); Adopted CECL on 1/1/22  Net charge-offs of $161,000 for Q1-25; $682,000 for 2024  Non-performing loans of $193,000 or 0.01% as of 3/31/2025; $929,000 or 0.03% as of 12/31/24  Allowance for Credit Losses (ACL) on loans and leases of $75.4 million or 2.10% as of 3/31/25  Experienced lenders, conservative and disciplined credit culture  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Shareholder Returns  Average annual total shareholders return of 12.88% over the last 28 years; through 12/31/24  Annual cash dividend growth rate of 10.80% over the last 28 years; through 12/31/24  Since 12/31/19 reduced the number of outstanding shares by 11.76% through 12/31/24  In 2024, repurchased 48,173 shares or 6.44% of outstanding shares; repurchased 703 shares in Q1-25  Ranked 17th out of 55 public companies to be considered a “Dividend King”; requires 50+ years of consecutive dividends; have delivered 89 years of consecutive dividends and 59 years of continuous increases  Based on the dividend record date  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Awards & Recognition  In addition to this recent ranking, F&M Bank is rated as one of the nation’s safest banks by nationally recognized bank rating firms1:  BauerFinancial, Inc. – “5-Star, Superior Bank” & “Best of Bauer”  The Findley Reports – “Super Premier Performer”  VERIBANC® – “Blue Ribbon Bank Commendation of Excellence”  1 BauerFinancial rating as of 1/26/2025. The Findley Reports rating is an annual award as of 12/31/2024. The Veribanc rating is an annual award as of 9/30/2024.  2022  #1 – Performing Bank in the U.S.  All Asset Classes • Rating as of July 2023  2023  #2 – Performing Bank in the U.S.  All Asset Classes • Rating as of July 2024  2022  #1 Community Bank in California  Rating as of October 2021  2023  #4 Community Bank in the U.S.  Assets of $3-10B • Rating as of December 2023  2024  #2 Dividend Champion  Based on expected returns over the next 5 years Rating as of October 2024  “Dividend King” #17 out of 55 companies  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Recent/Future Locations  Danville – Opened October 2024 Walnut Creek near Target  Elk Grove – Corner of Laguna and Big Horn  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Why Invest in FMCB  Consistent earnings growth and superior shareholder returns  History of 89 consecutive years of dividends with 59 years of increases  Unique expertise in Ag lending results in a more diversified loan portfolio resulting in a lower CRE concentration  Geographically located in a premier location of the Central Valley and Bay Area of California  Seasoned management team with deep and diverse banking experience  Highly efficient branch network with premier locations  Strong and disciplined credit culture  Well-positioned, diversified and strong balance sheet

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Appendix

FARMERS & MERCHANTS BANCORP (FMCB)

Non-GAAP Measurements

Tangible Common Equity Ratio and Tangible Book Value Per Common Share	December 31, 2020	2021	2022	2023	2024	March 31, 2025
(Dollars in thousands, except per share data)						
Shareholders' equity	$ 423,665	$ 463,136	$ 485,308	$ 549,755	$ 573,072	$ 602,306
Less: Intangible assets	15,196	14,585	13,992	13,419	12,870	12,740
Tangible common equity	$ 408,469	$ 448,551	$ 471,316	$ 536,336	$ 560,202	$ 589,566
Total Assets	$4,550,453	$5,177,720	$ 5,327,399	$ 5,308,928	$ 5,370,196	$5,680,024
Less: Intangible assets	15,196	14,585	13,992	13,419	12,870	12,740
Tangible assets	$4,535,257	$5,163,135	$ 5,313,407	$ 5,295,509	$ 5,357,326	$5,667,284
Tangible common equity ratio[1]	9.01%	8.69%	8.87%	10.13%	10.46%	10.40%
Book value per common share[2]	$ 536.53	$ 586.51	$ 631.63	$ 735.00	$ 818.91	$ 861.55
Tangible book value per common share[3]	$ 517.28	$ 568.04	$ 613.42	$ 717.05	$ 800.52	$ 843.33
Common shares outstanding	789,646	789,646	768,337	747,971	699,798	699,095

[1] Tangible common equity divided by tangible assets.
[2] Total common equity divided by common shares outstanding.
[3] Tangible common equity divided by common shares outstanding.

TRUSTED FOR GENERATIONS
©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.
19

OVER 100 YEARS STRONG

(FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Forward-Looking Statements  This presentation may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s financial performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements in this presentation include, without limitation, statements regarding loan and deposit production levels of net interest margin, the ability to control costs and expenses, the competitive environment, financial and regulatory policies of the United States government, general economic conditions, inflation, recessions, tariffs, economic uncertainty in the United States, and changes in interest rates. Forward-looking statements in this presentation include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by such forward-looking statements. Such risk factors include, among others: the effects of and changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board and their effects on inflation risk; political and economic uncertainty, including any decline in global, domestic or local economic conditions or the stability of credit and financial markets; and other relevant risks detailed in the Company’s Form 10-K, Form 10-Qs, and various other securities law filings made periodically by the Company, copies of which are available from the Company’s website. All such factors are difficult to predict and are beyond the Company's ability to control or predict. There also may be additional risks that the Company does not presently know, or that the Company currently believes to be immaterial, that could also cause actual results to differ materially and adversely from those contained in these forward-looking statements. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this presentation or otherwise, except as may be required by applicable law.

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.